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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Rigel Pharmaceuticals, Inc. for the registration of 17,673,751 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 2002, except for note 9 as to which the date is February 20, 2002, with respect to the financial statements of Rigel Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
April 29, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS